Exhibit 23.2



               Consent of Independent Certified Public Accountants


Alba-Waldensian, Inc.
Valdese, NC North Carolina


We hereby consent to the incorporation by reference in the Registration Statement No. 33-15833 on Form S-8 of our reports dated February 6, 1997, relating to the consolidated financial statements and schedules of Alba-Waldensian, Inc. incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



Greensboro, North Carolina                                    BDO Seidman, LLP
March 28, 1997


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